Exhibit No. 99.1
Birner Dental Management Services, Inc.
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
March 31, 2010

BIRNER DENTAL MANAGEMENT SERVICES, INC.
ANNOUNCES EARNINGS FOR YEAR ENDED AND FOURTH QUARTER 2009

DENVER, COLORADO, March 31, 2010.  Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH® dental practices, announced results for the year and quarter ended December 31, 2009. For the year ended December 31, 2009, revenue increased $557,000, or 0.9%, to $59.6 million. The Company’s earnings before interest, taxes, depreciation, amortization and non-cash expense associated with stock-based compensation (“Adjusted EBITDA”) increased $101,000, or 1.5%, to $6.9 million. Net income for the year ended December 31, 2009 increased $135,000, or 7.5%, to $1.9 million compared to $1.8 million for the same period of 2008. Earnings per share increased 18.6%, to $1.02 for the year ended December 31, 2009 compared to $.86 for the year ended December 31, 2008.

For the quarter ended December 31, 2009, revenue increased $456,000 or 3.3%, to $14.3 million. The Company’s Adjusted EBITDA decreased $32,000, or 2.1%, to $1,492,000 for the quarter ended December 31, 2009 compared to $1,524,000 for the quarter ended December 31, 2008. Net income for the quarter ended December 31, 2009 increased $40,000, or 12.3%, to $363,000. Earnings per share increased 11.8%, to $.19 for the quarter ended December 31, 2009 compared to $.17 for the quarter ended December 31, 2008.

The increase in revenue of $557,000 for the year ended December 31, 2009 consisted of a decrease in same office revenue of $316,000 offset by revenue related to new offices of $873,000.  The increase in revenue of $456,000 for the quarter ended December 31, 2009 consisted of a decrease in same office revenue of $142,000 offset by revenue related to new offices of $598,000.  We believe same office sales in 2009 were affected by continued weakness in the economy.

The Company opened one de novo office in the Albuquerque, New Mexico market in February 2010.

During 2009, the Company had capital expenditures of $1.1 million, acquired three dental offices for $1.4 million, purchased 61,702 shares of its Common Stock for approximately $930,000 and paid out approximately $1.3 million in dividends to its shareholders. During 2009, bank debt decreased approximately $1.6 million, which reduced total debt outstanding to $5.3 million at December 31, 2009.

As previously reported, the Company’s Board of Directors approved an increase in its quarterly dividend to $.20 per share from $.17 per share.  The dividend is payable on April 9, 2010 to shareholders of record on March 26, 2010.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona.  The Company currently manages 65 dental offices, of which 38 were acquired and 27 were de novo developments.  The Company currently has 123 dentists.  The Company operates its dental offices under the PERFECT TEETH® name.

The Company previously announced it would conduct a conference call to review results for the year and quarter ended December 31, 2009 on Wednesday, March 31, 2010 at 9:00 a.m. MT. In addition to current operating results, the teleconference may include discussion of management’s expectations of future financial and operating results. To participate in this conference call, dial in to 1-866-288-0540 and refer to Confirmation Code 1040701 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on March 31, the rebroadcast number is 1-888-203-1112 with the pass code of 1040701. This rebroadcast will be available through April 14, 2010.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. The non-GAAP financial measure included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies.  Please see the last page of this release for more information on the reconciliation of Adjusted EBITDA to GAAP measures.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company’s growth prospects and performance in 2010 and other future periods. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements.  These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Quarters Ended				Years Ended
	December 31,				December 31,

	2008 (1)		2009		2008 (1)		2009

REVENUE:	$13,869,407		$14,325,124		$59,016,250		$59,573,559

DIRECT EXPENSES:
Clinical salaries and benefits	8,088,317		8,151,539		34,242,025		34,351,138
Dental supplies	525,267		526,872		2,370,866		2,230,807
Laboratory fees	636,926		641,528		2,722,607		2,615,246
Occupancy	1,196,155		1,273,116		4,798,133		4,943,088
Advertising and marketing	101,721		140,230		433,496		462,861
Depreciation and amortization	619,723		592,251		2,445,956		2,423,788
General and administrative	1,102,430		1,261,865		4,731,822		4,718,548
	12,270,539		12,587,401		51,744,905		51,745,476

Contribution from dental offices	1,598,868		1,737,723		7,271,345		7,828,083

CORPORATE EXPENSES:
General and administrative	882,026	(2)	1,078,599	(2)	3,687,341	(3)	4,291,325	(3)
Depreciation and amortization	24,193		21,089		96,366		86,809

OPERATING INCOME	692,649		638,035		3,487,638		3,449,949
Interest expense, net	82,450		56,069		282,267		174,582

INCOME BEFORE INCOME TAXES	610,199		581,966		3,205,371		3,275,367
Income tax expense	287,692		219,069		1,414,962		1,350,301

NET INCOME	$322,507		$362,897		$1,790,409		$1,925,066

Net income per share of Common Stock - Basic	$0.17		$0.19		$0.88		$1.03

Net income per share of Common Stock - Diluted	$0.17		$0.19		$0.86		$1.02

Cash dividends per share of Common Stock	$0.17		$0.17		$0.68		$0.68

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	1,889,690		1,865,204		2,024,794		1,863,596

Diluted	1,915,538		1,893,125		2,085,889		1,895,441

(1)
The Company restated its audited consolidated statements of income for the years ended December 31, 2007 and 2008 and its unaudited consolidated statements of income for each of the quarters of the years ended December 31, 2008 and 2009.  The restatements affect the Company’s previously reported revenue and expenses for clinical salaries and benefits paid to dentists, dental hygienists and dental assistants.  The Company’s reported revenue increased by the amounts paid to dentists, dental hygienists and dental assistants. Clinical salaries and benefits increased by the same dollar amounts as the increase in revenue. The restatements have no impact on the Company’s contribution from dental offices, operating income, net income, earnings per share, consolidated balance sheets, consolidated statements of shareholders equity and comprehensive income or consolidated statements of cash flows, or the calculation of Adjusted EBITDA. For additional information, please see the Company’s Form 8-K filed with the Securities and Exchange Commission on March 12, 2010 and the Company’s Form 10-K for the year ended December 31, 2009.

(2)
Corporate expenses - general and administrative includes $187,271 related to stock-based  compensation expense pursuant to ASC Topic 718 for the quarter ended December 31, 2008; and $158,248  related to stock-based compensation expense pursuant to ASC Topic 718 and $81,792 related to a long-term incentive program for the quarter ended December 31, 2009.

(3)
Corporate expenses - general and administrative includes $731,607 related to stock-based  compensation expense pursuant to ASC Topic 718 for the year ended December 31, 2008; and $657,033 related to stock-based compensation expense pursuant to ASC Topic 718 and $245,376 related to a long-term incentive program for the year ended December 31, 2009.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
ASSETS	2008	2009

CURRENT ASSETS:
Cash and cash equivalents	$1,234,991	$779,622
Accounts receivable, net of allowance for doubtful
accounts of $290,688 and $371,762, respectively	2,875,732	3,124,160
Deferred tax asset	195,091	195,170
Prepaid expenses and other assets	418,653	433,222

Total current assets	4,724,467	4,532,174

PROPERTY AND EQUIPMENT, net	3,887,919	3,532,011

OTHER NONCURRENT ASSETS:
Intangible assets, net	10,621,918	12,842,285
Deferred charges and other assets	160,289	153,734
Notes receivable	-	191,557

Total assets	$19,394,593	$21,251,761

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,551,851	$1,934,468
Accrued expenses	1,462,258	1,716,395
Accrued payroll and related expenses	1,714,550	1,795,968
Income taxes payable	371,569	267,160
Current maturities of long-term debt	920,000	920,000

Total current liabilities	6,020,228	6,633,991

LONG-TERM LIABILITIES:
Deferred tax liability, net	618,913	526,036
Long-term debt, net of current maturities	5,988,202	4,362,024
Other long-term obligations	259,678	2,112,395

Total liabilities	12,887,021	13,634,446

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares
authorized; 1,863,587 and 1,858,135 shares issued and
outstanding, respectively	-	164,255
Treasury Stock purchased in excess of Common Stock basis	(266,786)	-
Retained earnings	6,817,449	7,475,212
Accumulated other comprehensive loss	(43,091)	(22,152)

Total shareholders' equity	6,507,572	7,617,315

Total liabilities and shareholders' equity	$19,394,593	$21,251,761

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle (“GAAP”) measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company’s ability to meet future debt service, capital expenditures and working capital requirements. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding depreciation and amortization expense - Offices, depreciation and amortization expense – corporate, stock-based compensation expense, interest expense, net and income tax expense to net income as in the table below.

	Quarters Ended		Years Ended
	December 31,		December 31,
	2008	2009	2008	2009

RECONCILIATION OF ADJUSTED EBITDA:
Net income	$322,507	$362,897	$1,790,409	$1,925,066
Add back:
Depreciation and amortization - Offices	619,723	592,251	2,445,956	2,423,788
Depreciation and amortization - Corporate	24,192	21,089	96,366	86,809
Stock-based compensation expense	187,271	240,040	731,607	902,409
Interest expense, net	82,450	56,069	282,267	174,582
Income tax expense	287,692	219,069	1,414,962	1,350,301

Adjusted EBITDA	$1,523,835	$1,491,415	$6,761,567	$6,862,955